EXHIBIT 99.3
NOTICE TO INVESTORS
Reynolds American Inc.
Offer to Exchange Up to the Aggregate Principal Amounts of the Series of Old Notes
Issued by Reynolds American Inc. Shown Below For Newly Issued Series of Notes of Reynolds American Inc. Which Have Been Registered Under the Securities Act of 1933

Aggregate
Principal
Amount	Series of Old Notes	Old Notes CUSIP Nos.	Series of New Notes	Maturity Date

$625,000,000	7.250% Senior Secured Notes due 2013	761713 AA 4 U8001F AA 3	7.250% Senior Secured Notes due 2013	June 1, 2013
$775,000,000	7.625% Senior Secured Notes due 2016	761713 AB 2 U8001F AB 1	7.625% Senior Secured Notes due 2016	June 1, 2016
$250,000,000	7.750% Senior Secured Notes due 2018	761713 AC 0 U8001F AC 9	7.750% Senior Secured Notes due 2018	June 1, 2018
$236,449,000	6.500% Senior Secured Notes due 2007	761713 AG 1 U8001F AD 7	6.500% Senior Secured Notes due 2007	June 1, 2007
$185,731,000	7.875% Senior Secured Notes due 2009	761713 AJ 5 U8001F AE 5	7.875% Senior Secured Notes due 2009	May 15, 2009
$299,265,000	6.500% Senior Secured Notes due 2010	761713 AL 0 U8001F AF 2	6.500% Senior Secured Notes due 2010	July 15, 2010
$367,927,000	7.250% Senior Secured Notes due 2012	761713 AN 6 U8001F AG 0	7.250% Senior Secured Notes due 2012	June 1, 2012
$199,445,000	7.300% Senior Secured Notes due 2015	761713 AQ 9 U8001F AH 8	7.300% Senior Secured Notes due 2015	July 15, 2015
This offer will expire at 5:00 p.m., New York City time, on                             , 2006 unless extended (the “Expiration Date”). Withdrawal rights for the acceptances of the Exchange Offer will expire at that time unless the Expiration Date is extended.
To our clients:
     Enclosed for your consideration is a Prospectus, dated                   , 2006 (as the same may be amended or supplemented from time to time, the “Prospectus”) and a form of Letter of Transmittal (the “Letter of Transmittal”) relating to the offer by Reynolds American Inc. (the “Company”) and R. J. Reynolds Tobacco Holdings, Inc., R. J. Reynolds Tobacco Company, Conwood Holdings, Inc., Santa Fe Natural Tobacco Company, Inc., Lane, Limited, RJR Acquisition Corp., FHS, Inc., R. J. Reynolds Tobacco Co., GMB, Inc. Conwood Company, LLC, Conwood Sales Co., LLC, Scott Tobacco LLC, RJR Packaging, LLC, R. J. Reynolds Global Products, Inc. and Rosswil LLC (together with the Company, the “Issuers”) to exchange up to the aggregate principal amounts of each series of old notes of the Company (the “Old Notes”) listed in the table above for the newly issued series of notes issued by the Company (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement of which the Prospectus is a part, upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal (which together constitute the “Exchange Offer”). As set forth in the Prospectus, the terms of the New Notes are identical in all material respects to those of the Old Notes, except for transfer restrictions, registration rights and rights to additional interest that do not apply to the New Notes. The Exchange Offer is subject to a condition. See “The Exchange Offer — Condition” in the Prospectus. The Old Notes may be tendered only in minimum denominations of $2,000 and in integral multiples of $1,000.
     We have forwarded this material to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. A tender of any Old Notes may only be made by us as the registered holder and pursuant to your instructions.

     We request instructions as to whether you wish us to tender any or all such Old Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Exchange Offer. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Old Notes.
      Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer expires at 5:00 p.m., New York City time, on                , 2006, unless extended. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.
      Your attention is directed to the following:
      1. The Exchange Offer is for the exchange of $1,000 principal amount of the New Notes for each $1,000 principal amount of Old Notes, in minimum denominations of $2,000 increased in multiples of $1,000. The terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes will not contain certain transfer restrictions relating to the Old Notes and will not contain certain provisions relating to an increase in the interest rate under certain circumstances relating to, among other things, the timing of the Exchange Offer.
      2. The Issuers have agreed to pay the expenses of the Exchange Offer.
      3. Each holder who tenders its Old Notes (a “Holder”) for exchange will not be required to pay any transfer taxes, except that Holders who instruct the Issuers to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering Holder, will be responsible for paying any applicable transfer tax.
      4. Pursuant to the Letter of Transmittal, each Holder will represent, warrant to, and agree with, the Issuers that:

(i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the Holders or any beneficial owner of the Old Notes tendered;

(ii) neither the Holder nor any beneficial owner of the Old Notes tendered is engaged in, intends to engage in, or has any arrangement or understanding with any person or entity to participate in, a distribution of the New Notes within the meaning of the Securities Act;

(iii) neither the Holder nor any beneficial owner of the Old Notes tendered is an “affiliate” of any of the Issuers within the meaning of Rule 405 promulgated under the Securities Act;

(iv) if the Holder or any beneficial owner of the Old Notes tendered is a broker-dealer, neither such Holder nor any such beneficial owner purchased the Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act;

(v) if the Holder or any beneficial owner of the Old Notes tendered is a broker-dealer, the Holder will further represent, warrant and agree that, if it or such other beneficial owner will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, the Holder or such beneficial owner will deliver a prospectus meeting the requirements of the Securities Act (for which purposes, the delivery of the Prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with any resale of New Notes received in the Exchange Offer; provided, however, that, by acknowledging that such Holder or such beneficial owner, as such a broker-dealer, will deliver, and by delivering, a Prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes, such Holder or such beneficial owner will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act; and

(vi) the Holder is not acting on behalf of any person or entity that could not truthfully make the foregoing representations, warranties and agreements.
      The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) Holders residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

      If you wish to exchange any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to exchange Old Notes held by us and registered in our name for your account or benefit.
INSTRUCTIONS FROM CLIENT:
      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of the Issuers.
      THIS WILL INSTRUCT YOU TO EXCHANGE THE AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES INDICATED BELOW (OR, IF NO AGGREGATE PRINCIPAL AMOUNT IS INDICATED BELOW, ALL OLD NOTES) HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED, PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

☐	Please TENDER my Old Notes held by you for the account or benefit of the undersigned. I have identified on a signed schedule attached hereto the principal amount of Old Notes to be tendered if I wish to tender less than all of my Old Notes.

☐	Please DO NOT TENDER my Old Notes held by you for the account of the undersigned.

Signature(s)

Please print name(s) here

Please type or print address

Area Code and Telephone Number

Date: , 2006

Taxpayer Identification or
Social Security Number

My Account Number with You
Unless otherwise indicated, it will be assumed that all of your Old Notes are to be exchanged.

3